Exhibit 5.1

September 10, 2021

Airspan Networks Holdings Inc.

777 Yamato Road

Suite 310

Boca Raton, Florida 33431

Re:	Securities Registered under Registration Statement on Form S-1

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Airspan Networks Holdings Inc., a Delaware corporation (the “Company”) of:

(a) up to an aggregate of 12,045,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 11,500,000 shares of Common Stock issuable upon exercise of a like number of warrants (the “Public Warrants”) to purchase Common Stock (the “Public Warrant Shares”) at an exercise price of $11.50 per share originally issued as part of units in the Company’s Initial Public Offering (as defined in the Registration Statement); and (ii) 545,000 shares of Common Stock issuable upon exercise of a like number of warrants (the “Private Placement Warrants”) to purchase Common Stock (the “Private Placement Warrant Shares”) at an exercise price of $11.50 per share originally issued as part of units in a private placement in connection with the Company’s Initial Public Offering;

(b) up to 55,746,960 shares of Common Stock (the “Selling Securityholder Shares”) to be sold by the selling securityholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”) consisting of (i) up to an aggregate of 7,500,000 shares of Common Stock that were issued to certain investors in connection with the PIPE (as defined in the Registration Statement); (ii) up to an aggregate of 2,750,000 shares of Common Stock issued to certain founders; and (iii) up to an aggregate of 45,496,960 shares of our Common Stock otherwise held by the Selling Securityholders;

(c) up to 6,913,078 shares of Common Stock (the “Warrant Shares”) to be sold by the Selling Securityholders that may be issued upon exercise of, and consisting of, (i) up to an aggregate of 100,000 shares of our Common Stock that may be issued upon exercise of the Customer Warrants (as defined in the Registration Statement); (ii) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of the Post-Combination $12.50 Warrants (as defined in the Registration Statement); (iii) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of the Post-Combination $15.00 Warrants (as defined in the Registration Statement); and (iv) up to an aggregate of 2,271,026 shares of our Common Stock that may be issued upon exercise of the Post-Combination $17.50 Warrants (as defined in the Registration Statement);

(d) up to 7,358,078 warrants to purchase shares of Common Stock to be sold by the Selling Securityholders (the “Selling Securityholder Warrants”) consisting of (i) up to an aggregate of 545,000 Private Placement Warrants; (ii) up to an aggregate of 2,271,026 Post-Combination $12.50 Warrants; (iii) up to an aggregate of 2,271,026 Post-Combination $15.00 Warrants; and (iv) up to an aggregate of 2,271,026 Post-Combination $17.50 Warrants; and

701 Fifth Avenue | Suite 6100 | Seattle, WA | 98104-7043 | T 206.903.8800 | F 206.903.8820 | dorsey.com

(e) up to 4,680,500 shares of Common Stock (the “Convertible Note Shares”) to be sold by the Selling Securityholders that may be issued upon conversion of the Convertible Notes (as defined in the Registration Statement).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1. The Selling Securityholder Shares have been validly issued and are fully paid and non-assessable.

2. The Selling Securityholder Warrants, Public Warrants and the Private Placement Warrants are binding obligations of the Company.

3. The Warrant Shares, when and if issued upon exercise of the Customer Warrants, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants, and Post-Combination $17.50 Warrants, as applicable, in accordance with the terms of the Customer Warrants, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants, and Post-Combination $17.50 Warrants, as applicable, will be validly issued, fully paid and non-assessable.

4. The Public Warrant Shares, when and if issued upon exercise of the Public Warrants in accordance with the terms of the Public Warrants, will be validly issued, fully paid and non-assessable.

5. The Private Placement Warrant Shares, when and if issued upon exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants, will be validly issued, fully paid and non-assessable.

6. The Convertible Note Shares, when and if issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, will be validly issued, fully paid and non-assessable.

With respect to the opinions in paragraphs 3, 4, 5 and 6 above, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company, or both, may cause the number of shares issuable upon: (i) exercise of the Public Warrants, Private Placement Warrants, Customer Warrants, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants, and (ii) conversion of the Convertible Notes to exceed the number of shares of Common Stock that then remain authorized but unissued.

Our opinions set forth above are subject to the following qualifications and exceptions:

a.	Our opinions set forth in paragraph 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

b.	Our opinions set forth in paragraph 2 above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

c.	Our opinions set forth in paragraph 2 above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

d.	We express no opinion as to (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

e.	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP
Dorsey & Whitney LLP

3